UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2010
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Convertible Debt Financing
On December 23, 2010, Irvine Sensors Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two accredited investors, Costa Brava Partnership III L.P. (“Costa Brava”) and The Griffin Fund LP (“Griffin”), pursuant to which the Company issued and sold to Costa Brava and Griffin, in an initial closing on December 23, 2010, 12% Subordinated Secured Convertible Notes due December 23, 2015 (the “Notes”) in the aggregate principal amount of $7,774,800 and an aggregate of 51,788,571 shares of Common Stock of the Company for $3,625,199.90, or $0.07 per share, and agreed to issue and sell in a subsequent closing not later than April 30, 2010 (subject to the amendment of the Company’s Certificate of Incorporation to increase the Company’s authorized Common Stock and provided that there has not been a material adverse change in the Company’s relationship with Optics 1, Inc.) additional 12% Subordinated Secured Convertible Notes (the “Milestone Notes”) to Costa Brava and Griffin for an aggregate purchase price of $1.2 million (collectively, the “Financing”).
As the Company previously disclosed in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 15, 2010, November 26, 2010, December 8, 2010 and December 16, 2010, the Company previously sold 10% Unsecured Convertible Promissory Notes due May 31, 2011 (the “Bridge Notes”) to investors in an aggregate principal amount of $3,000,000, the terms of which permit the holders of the Bridge Notes (the “Bridge Note Holders”) to convert up to and including the aggregate outstanding principal amount of such Bridge Notes and any accrued interest thereon (the amount converted, the “Conversion Amount”) into the same securities issued in, and upon the same terms and conditions of, the Financing (the “Bridge Note Conversion”). Costa Brava and Griffin held Bridge Notes in the aggregate principal amount of $578,600 and, on December 23, 2010, elected to convert the Conversion Amount under their Bridge Notes into the same securities issued in the Financing, with 31.8% of such aggregate Conversion Amount being allocated to the purchase of an aggregate of 2,640,560 shares of Common Stock of the Company for $184,839.20, or $0.07 per share, and the remaining $396,416.47 of the aggregate Conversion Amount being allocated to the purchase of Notes. As soon as practicable after the first closing of the Financing, the Company will hold two or more subsequent closings to effect the closing of the Bridge Note Conversion for those Bridge Note Holders who elect to participate in the Bridge Note Conversion.
The Notes bear interest at a rate of 12% per annum, due and payable quarterly within 10 business days of the end of each calendar quarter, calculated on the simple interest basis of a 365-day year for the actual number of days elapsed. For the first two years of the Notes, the Company has the option, subject to the satisfaction of certain customary equity conditions, to pay all or a portion of the interest due on each interest payment date in shares of common stock, with the price per share calculated based on the weighted average price of the Company’s Common Stock over the last 20 trading days ending on the second trading day prior to the interest payment date. The foregoing notwithstanding, until that certain Secured Promissory Note dated April 14, 2010 by and between the Company to Timothy Looney (the “Looney Note”) is repaid in full, cash interest on the Notes must instead be paid by adding the amount of such interest to the outstanding principal amount of the Notes as “PIK” interest. The principal and accrued but unpaid interest under the Notes is convertible at the option of the holder, any time after amendment of the Company’s Certificate of Incorporation to increase the Company’s authorized Common Stock, into shares of the Company’s Common Stock at an initial conversion price of $0.07 per share. The conversion price is subject to full ratchet adjustment for certain price dilutive issuances of securities by the Company and proportional adjustment for events such as stock splits, dividends, combinations and the like. Beginning after the first two years of the Notes, the Company can force the Notes to convert to Common Stock if certain customary equity conditions have been satisfied and the volume weighted average price of the Common Stock is $0.25 or greater for 30 consecutive trading days.
The Notes and the Milestone Notes will be secured by substantially all of the assets of the Company pursuant to a Security Agreement dated December 23, 2010 between the Company and Costa Brava as representative of the Note holders, but the liens securing the Notes and Milestone Notes are subordinate to the liens securing the indebtedness of the Company to Summit Financial Resources, L.P. under that certain Financing Agreement dated as of June 16, 2009, and subordinate in right of payment to the Looney Note.

Subject to the subordination to the Looney Note, the amounts owing under the Notes may be accelerated, and a 25% premium charged on such amounts, upon the occurrence of certain events of default, such as (i) failure to cure within 10 business days a failure to timely deliver the required number of shares of Common Stock on conversion of the Notes; (ii) notice to any holder of the Notes of the Company’s intention not to comply with a request for conversion of any Notes that are tendered for conversion in compliance with the provisions of the Notes and applicable securities laws; (iii) failure to pay to any Holder any amounts when and as due under the Notes or any other transaction document in connection therewith (including the Notes, the “Transaction Documents”) (subject to a 5 business day cure period in the case of a failure to pay interest when and as due); (iv) any event of default under, redemption of or acceleration prior to maturity of certain indebtedness of the Company or its subsidiaries (other than the Notes) in an aggregate principal amount in excess of $500,000; (v) the Company or any of its subsidiaries other than Optex Systems, Inc. (“Optex”), pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), makes a general assignment for the benefit of its creditors or admits in writing that it is generally unable to pay its debts as they become due; (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or any of its subsidiaries (other than Optex) in an involuntary case, appoints a Custodian of the Company or any of its subsidiaries (other than Optex) or orders the liquidation of the Company or any of its subsidiaries (other than Optex); (vii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party will not be included in calculating the $500,000 amount so long as the Company provides a reasonably satisfactory written statement from such insurer or indemnity provider to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment or such later date as provided by the terms of such insurance policy; (viii) any representation or warranty made by the Company in any Transaction Document shall prove to be materially false or misleading as of the date made or deemed made; (ix) the Company breaches any covenant or other term or condition of any Transaction Document and, in the case of a breach of a covenant or term or condition which is curable, such breach continues for a period of at least 10 consecutive business days; (x) any material provision of any Transaction Document ceases to be of full force and effect other than by its terms, or the Company contests in writing (or supports any other person in contesting) the validity or enforceability of any provision of any Transaction Document; (xi) the Security Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien, with the priority required by the Security Agreement, on, and security interest in, any material portion of the collateral purported to be covered thereby, subject to permitted liens and the liens securing Looney Note; and (xii) any event of default occurs with respect to any other Notes.
The foregoing notwithstanding, subject to the subordination to the Looney Note, if the Notes are accelerated and the amounts owing under the Notes plus the 25% premium described above (the sum of such amounts, the “Event of Default Redemption Price”) is less than the product of (A) such amounts multiplied by the conversion price in effect immediately preceding the event of default and (B) the closing sale price of the Common Stock on the date immediately preceding the event of default (the product of such amounts, the “Alternative Event of Default Redemption Price”), the Company shall pay to the holder in cash, in lieu of the Event of Default Redemption Price, the Alternative Event of Default Redemption Price.
Pursuant to the terms of the Notes, unless the successor entity is publicly traded on a national securities exchange and assumes the obligations under the Notes and Transaction Documents, the Company may not directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another entity or person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to another entity or person, (iii) allow another person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the persons or entities making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or entity whereby such other person or entity acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock (each, a “Fundamental Transaction”).

In the event of any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (B) a Fundamental Transaction with any Note holder, any affiliate of any Note holder or any person otherwise related to or associated with a Note holder, or (C) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, and subject to the subordination to the Looney Note, the Note holder may require the Company to redeem all or any portion of the Note in cash at a price equal to the greater of (i) the product of (x) the amount being redeemed and (y) the quotient determined by dividing (A) the closing sale price of the Common Stock immediately following the public announcement of such proposed Fundamental Transaction by (B) the conversion price and (ii) 125% of the amount being redeemed.
The Notes also restrict the Company from (A) directly or indirectly, incurring or guaranteeing, assuming or suffering to exist any indebtedness, other than (i) the Notes, (ii) certain permitted indebtedness and (iii) the Looney Note; (B) allowing or suffering to exist any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries other than (i) existing liens securing the Looney Note and (ii) certain permitted liens; and (C) during an event of default, directly or indirectly, redeeming, defeasing, repurchasing, repaying or making any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any indebtedness expressly subordinate to the Notes.
The Company also entered into a Stockholders Agreement on December 23, 2010 with Costa Brava and Griffin in connection with the Financing. Pursuant to the Stockholders Agreement, subject to existing rights held by other parties, Costa Brava and Griffin have the right to participate in certain future issuances of securities by the Company on a pro rata basis with their initial investment. Traditional bank financings and stock issued in connection with strategic partnerships and investments, qualified public offerings, employee or director equity incentive plans and other customary transactions are excluded from this right of participation. Pursuant to the Stockholders Agreement, Costa Brava and Griffin also have customary demand and piggyback registration rights, and customary information and inspection rights. In connection with the Financing, the Company also agreed, among other things, to: (i) appoint to the Board three directors designated by Costa Brava and two directors designated by Griffin, and reimburse them for costs and expenses for attending board meetings; (ii) enter into indemnification agreements with the directors designated by Costa Brava and Griffin; (iii) provide that the directors designated by Costa Brava shall be entitled to have representation on all committees of the Board and shall make up all the members of the Nominating and Corporate Governance Committee; (iv) obtain and maintain a key man life insurance policy in the amount of $2,000,000 for John Carson; (v) hold a meeting of the Company’s stockholders, no later than April 30, 2011, to vote on a proposal to approve an amendment of the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock of the Company from 150,000,000 shares to 500,000,000 shares, and to vote on a proposal to approve a 2010 Omnibus Incentive Plan with an initial share reservation of 46,500,000 shares; and (vi) use commercially reasonable efforts to comply with listing standards in order to regain its listing on the NASDAQ Stock Market or other national securities exchange.
In connection with the Financing, the Company and the Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan (the “ESBP”) entered into a Voting Agreement on December 23, 2010 with Costa Brava and Griffin, pursuant to which the ESBP, Costa Brava and Griffin agreed to vote in favor of (i) electing the three directors designated by Costa Brava and the two directors designated by Griffin; (ii) amending the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock of the Company from 150,000,000 shares to 500,000,000 shares; and (iii) approving and adopting the 2010 Omnibus Incentive Plan and share reservation thereunder.

As a result of the Financing, and pursuant to existing price anti-dilution provisions, the conversion price of the Series A-2 10% Cumulative Convertible Preferred Stock of the Company, and the exercise prices of the Class A Common Stock Purchase Warrants and the Class B Common Stock Purchase Warrant issued by the Company, were automatically adjusted to $0.07 per share, such that the Series A-2 Preferred Stock is now convertible at such conversion price into an aggregate of 2,104,143 shares of Common Stock of the Company. The number of shares of Common Stock of the Company issuable upon exercise of the Class A and Class B Warrants did not change.
None of the Notes, Milestone Notes or the shares of Common Stock issuable upon conversion thereof, has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration. As described above, the Company has agreed to certain registration rights in favor of Costa Brava and Griffin. As a result of the Financing, Costa Brava now beneficially owns 43.3% of the voting securities of the Company and Griffin now beneficially owns 14.8% of the voting securities of the Company.
The Board of Directors approved the Financing and related transactions by which Costa Brava and Griffin became stockholders of the Company for purposes of Section 203 of the Delaware General Corporation Law such that the Company believes that Section 203 will not restrict the Company from engaging in business transactions with Costa Brava or Griffin following the Financing.
The information set forth above is qualified in its entirety by reference to the actual terms of the Purchase Agreement, Note, Security Agreement, Stockholders Agreement, Voting Agreement and Form of Director Indemnification Agreement attached hereto as Exhibits 10.1 through 10.6 and which are incorporated herein by reference.
FirstMark Settlement Agreement
On December 23, 2010, the Company entered into a Settlement Agreement and Release dated December 20, 2010 with FirstMark III, LP, formerly known as Pequot Private Equity Fund III, LP, and FirstMark III Offshore Partners, LP, formerly known as Pequot Offshore Private Equity Partners III, LP (collectively, “FirstMark”) to settle all claims between the Company and FirstMark, including those relating to the lawsuit filed by FirstMark against the Company in March 2009. Pursuant to the Settlement Agreement and Release, the Company will pay FirstMark a total sum of $1,235,000 in eighteen monthly payments commencing January 15, 2011. In the event that a monthly installment payment is not paid by the Company within 30 days of the date it is due, FirstMark may enter a Confession of Judgment in the amount of the total settlement less any payment made by the Company prior to such default.
The information set forth above is qualified in its entirety by reference to the actual terms of the Settlement Agreement and Release attached hereto as Exhibit 10.7 and which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information disclosed in Items 1.01 and 5.02(e) of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The lead placement agent in the Financing will receive a commission of $1,084,940, and will be reimbursed for its expenses incurred in connection with the Financing.
In addition, as the Company previously disclosed in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 15, 2010, November 26, 2010, December 8, 2010 and December 16, 2010, as additional consideration for the Bridge Notes, the Company had agreed to issue shares of its Common Stock to each Bridge Note Holder with a value equal to 25% of the principal amount of the Bridge Notes purchased by such Bridge Note Holder, based on a valuation per share which was the greater of (i) the fair market value of the Company’s Common Stock (as determined by the last closing sales price of the Company’s Common Stock prior to the date of issuance of the Bridge Notes) and (ii) $0.13 per share, but not greater than $0.14 per share (the “Bridge Shares”). The Company had agreed to issue the Bridge Shares to the Bridge Note Holders upon the earlier of (i) the closing of a subsequent private placement of the Company with gross proceeds of at least $8.0 million, and (ii) seven months following the issuance date of the Bridge Notes or as soon as practicable thereafter as permitted by law or regulation. Accordingly, as a result of the initial closing of the Financing, on December 23, 2010 the Company issued an aggregate of 5,758,162 shares of Common Stock to the Bridge Note Holders.

On December 18, 2010, the Company issued an aggregate of 322,490 shares of common stock to 48 accredited investors pursuant to its election to convert the payment of interest accrued as of such date on those certain convertible and non-convertible interest-bearing debentures issued by the Company to such investors on March 18, 2010. On December 24, 2010, the Company issued an aggregate of 20,565 shares of common stock to 7 accredited investors pursuant to its election to convert the payment of interest accrued as of such date on those certain convertible and non-convertible interest-bearing debentures issued by the Company to such investors on March 24, 2010.
The sales and issuances described in this Current Report on Form 8-K (and the issuances of shares of Common Stock upon conversion or exercise of the convertible securities and stock options described herein) have been determined to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions (i) involving securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange and (ii) by an issuer not involving a public offering. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.
Item 3.03. Material Modification to Rights of Security Holders.
The information disclosed in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.01 Changes in Control of Registrant.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Immediately prior to the consummation of the Financing, Robert Richards and Frank Ragano tendered to the Board their resignations as directors, which resignations became effective on December 27, 2010. In addition, immediately prior to the consummation of the Financing, John Carson tendered to the Board his resignation from the office of Chief Executive Officer and President, which resignation became effective upon completion of the initial closing of the Financing.
(c) In connection with and effective upon the consummation of the Financing, Bill Joll, age 54, was appointed as Chief Executive Officer and President, John Carson, age 72, was appointed as Vice Chairman and Chief Strategist and John Stuart, age 71, was appointed as Chief Financial Officer, Senior Vice President and Secretary, each to serve at the pleasure of the Board. The information disclosed in Item 5.02(e) of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(c). There are no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.
From October 2009 to June 2010, Mr Joll was President of Velocitude, a mobile web services platform, until its acquisition by Akamai Technologies, Inc., a provider of cloud-based services for Web and mobile content and applications. From June 2010 through December 2010, Mr. Joll was involved with the integration of Velocitude into Akamai. From July 2008 through September 2009, Mr. Joll was an independent management consultant. From May 2006 through June 2008, Mr. Joll served as the President and CEO of On2 Technologies, a company focused on advanced video compression. From May 2005 to February 2006, Mr. Joll served as Vice President of Marketing for RealNetworks, a company focused on management and sharing of digital media. From October 2002 to May 2005, Mr.Joll was President and CEO of Threshold Networks, a company focused on enterprise application management. Mr. Joll holds a MScEE from the University of Manitoba.
Mr. Carson is one of the Company’s co-founders and has been one of the Company’s directors from April 1982 through May 2002 and again from March 2003 to date. He was Chairman of the Board from August 2008 until December 23, 2010. Mr. Carson served as Chief Executive Officer from April 2005 until December 23, 2010, President from May 2002 until December 23, 2010, Chief Operating Officer from October 2001 through June 2006 and, prior to October 2001, as a Senior Vice President from April 1982 through May 2002. He became Chief Technical Officer in February 1997. Since December 30, 2005, Mr. Carson has served as a director of Optex Systems, Inc., the Company’s subsidiary that entered bankruptcy in September 2009. Mr. Carson has also served as a director of the Company’s subsidiaries MSI, a licensor of technology related to micromachined products (since October 1997), iNetWorks, a developer of technology related to Internet routing (since November 2000), Novalog, a provider of wireless infrared chip products (since May 2002), and RedHawk Vision, a provider of software products (since May 2002). He has also been Chief Executive Officer of MSI since May 2002 and Novalog and RedHawk since April 2005 and President of Optex since October 2007. Mr. Carson has been awarded 15 patents for smart sensors, 3D packaging and signal processing architectures, including neural networks. Mr. Carson holds a B. S. in Philosophy and Physics from the Massachusetts Institute of Technology.

Mr. Stuart joined the Company in January 1983 as Manager of Special Projects and Communications, became Chief Financial Officer and Treasurer in July 1985, a Vice President in June 1995, a Senior Vice President in November 1998 and Secretary in March 2001. He relinquished the position of Treasurer in February 1995. Effective October 1998, Mr. Stuart re-assumed the position of Treasurer in addition to his other responsibilities. Mr. Stuart has been a member of the Board of Directors of Optex (from December 30, 2005), of Novalog (since October 1995), of MSI (since October 1997), of RedHawk Vision (since March 2000) and of iNetWorks (since October 2000). During these periods Mr. Stuart has also served as Chief Financial Officer and Secretary of Optex, and has served and continues to serve as Chief Financial Officer of MSI, RedHawk Vision and iNetWorks. He was also Chief Financial Officer of Novalog from October 1995 to June 2001. In May 2002, he became Secretary of Novalog, and in October 2002, resumed the position of Chief Financial Officer of Novalog. Mr. Stuart holds a B.S. in Industrial Management from the Massachusetts Institute of Technology.
(d) Effective December 27, 2010, each of Seth Hamot, Jay Scollins, Marcus Williams, Chet White, Scott Reed and Bill Joll was appointed to the Board, to serve as a director of the Company until the Company’s next annual meeting and until his successor is duly elected and qualified or until his earlier death, resignation or removal, and Seth Hamot was appointed as the Chairman of the Board to serve in that capacity at the pleasure of the Board. Messrs. Hamot, Scollins and Williams were appointed to the Nominating and Corporate Governance Committee, Messrs. Williams, White and Reed were appointed to the Compensation Committee, and Mr. Scollins was appointed to the Audit Committee. The Company has agreed to reimburse Messrs. Hamot, Scollins, Williams, White and Reed for costs and expenses for attending Board meetings. Messrs. Hamot, Scollins and Williams had been designated by Costa Brava and Messrs. White and Reed had been designated by Griffin in connection with the Financing. In addition, the information disclosed in Items 1.01 and 5.02(e) of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.
(e) In connection with the Financing, the Company entered into employment agreements on December 23, 2010 with Bill Joll, John Carson and John Stuart. Under the employment agreement with Mr. Joll (the “Joll Employment Agreement”), Mr. Joll will receive an initial base salary of $300,000 per year and a bonus of $50,000 upon the effectiveness date of the Joll Employment Agreement, and will be eligible to receive discretionary bonuses from time to time targeted at 50% of base salary each year (but pro rated for the Company’s fiscal year ending October 2, 2011) based on performance goals established from time to time by the Compensation Committee. The Company also will pay or reimburse Mr. Joll for his reasonable relocation costs for moving to California up to an aggregate of $30,000. The Joll Employment Agreement also provides that Mr. Joll will be granted (i) a ten year stock option to purchase 5,000,000 shares of Common Stock, of which 2,000,000 of the shares subject to such option will be immediately vested upon the grant date, and the balance of which will vest in 36 equal monthly installments thereafter; and (ii) within 60 days after the next stockholder meeting, an additional ten year stock option to purchase that number of shares of Common Stock equal to the greater of (1) 10,000,000 shares or (2) five percent (5%) of the total of (A) the Common Stock then outstanding, (B) the Common Stock issuable upon conversion of all of the Company’s outstanding Preferred Stock and other convertible securities, and (C) the Common Stock issuable upon exercise of all options and warrants then outstanding, of which 1,000,000 of the shares subject to such option will be immediately vested upon the grant date, and the balance of which will vest in 36 equal monthly installments thereafter. The options described above will be subject to the terms of the Company’s equity incentive plan then in effect, except that such options will remain outstanding until the earlier of (i) five years following Mr. Joll’s termination without cause (as defined in the Joll Employment Agreement) or a termination upon Mr. Joll’s death or permanent disability, or (ii) the respective termination date of such option, provided that no further vesting will occur after the termination of Mr. Joll’s service (as defined in the Company’s equity incentive plan then in effect) with the Company. In the event Mr. Joll’s employment is terminated due to death, all stock options will become fully vested and a pro rated bonus will be paid to the extent the Company ultimately achieves any corporate goals or milestones for such payment. In the event Mr. Joll’s employment is terminated due to disability (as defined in the Joll Employment Agreement), all stock options will vest in full and be exercisable for 5 years following termination of employment, Mr. Joll will receive a continuation of base salary until Mr. Joll is eligible for short-term disability payments under the Company’s group disability policies, but not exceeding 90 days, and Mr. Joll will receive a pro rated bonus to the extent the Company ultimately achieves any corporate goals or milestones for such payment. In the event Mr. Joll’s employment is terminated without cause (as defined in the Joll Employment Agreement) or due to resignation for good reason (as defined in the Joll Employment Agreement), Mr. Joll will be entitled to receive: (1) salary continuation payments for 24 months; (2) a pro rated bonus to the extent the Company ultimately achieves any corporate goals or milestones for such payment; (3) full vesting of stock options and such stock options will be exercisable for 5 years following termination of employment; and (4) COBRA benefits on an after-tax basis for twelve months if Mr. Joll elects COBRA coverage. The term of the Joll Employment Agreement is the lesser of five years and the termination of Mr. Joll’s employment and the agreement will automatically renew for successive terms of two years unless certain prior notice is given.

Under the employment agreement with Mr. Carson (the “Carson Employment Agreement”), Mr. Carson will receive an initial base salary of $300,000 per year and be eligible to receive discretionary bonuses from time to time targeted at 50% of base salary each year (subject to the compensation restrictions set forth in the Looney Note) based on performance goals established from time to time by the Compensation Committee. The Carson Employment Agreement also provides that Mr. Carson will be granted (i) a ten year stock option to purchase 4,000,000 shares of Common Stock, of which 2,000,000 of the shares subject to such option will be vested upon the earlier of (the “Initial Vesting Date”) (A) July 10, 2012, or (B) the satisfaction or waiver of the compensation restrictions set forth in the Looney Note, and the balance of which will vest in 24 equal monthly installments after the Initial Vesting Date, subject to the terms of the 2010 Nonqualified Plan (defined below) and related form of stock option agreement thereunder; and (ii) provided that stockholders approve an increase in the Company’s authorized capital stock and approve a new stock incentive plan (the “Qualified Plan”), an additional ten year stock option to purchase 5,000,000 shares of Common Stock, of which 1,000,000 of the shares subject to such option will be vested upon the earlier of (the “Top-Off Initial Vesting Date”) (i) July 10, 2012, or (ii) the satisfaction or waiver of the compensation restrictions set forth in the Looney Note, and the balance of which will vest in 24 equal monthly installments after the Top-Off Initial Vesting Date, subject to the terms of the Company’s Qualified Plan and related form of stock option agreement thereunder including the Company’s standard retirement provisions under such plans. In the event Mr. Carson’s employment is terminated due to death, the stock options described above will become fully vested and a pro rated bonus will be paid to the extent the Company ultimately achieves any corporate goals or milestones for such payment. In the event Mr. Carson’s employment is terminated due to disability (as defined in the Carson Employment Agreement), the stock options described above will vest in accordance with the terms of the applicable stock option agreement, Mr. Carson will receive a continuation of base salary until Mr. Carson is eligible for short-term disability payments under the Company’s group disability policies, but not exceeding 90 days, and Mr. Carson will receive a pro rated bonus to the extent the Company ultimately achieves any corporate goals or milestones for such payment. In the event Mr. Carson’s employment is terminated without cause (as defined in the Carson Employment Agreement) or due to resignation for good reason (as defined in the Carson Employment Agreement), Mr. Carson will be entitled to receive: (1) salary continuation payments for 24 months; (2) a pro rated bonus to the extent the Company ultimately achieves any corporate goals or milestones for such payment; (3) the right to retire in lieu of being terminated without cause; and (4) COBRA benefits on an after-tax basis for twelve months if Mr. Carson elects COBRA coverage. The term of the Carson Employment Agreement is the lesser of four years and the termination of Mr. Carson’s employment and the agreement will automatically renew for successive terms of two years unless certain prior notice is given.
The material terms of the employment agreement with Mr. Stuart (the “Stuart Employment Agreement”) are the same as those set forth in the Carson Employment Agreement, except that the base salary is $260,000 per year and the top-off stock option will be for 4,000,000 shares of Common Stock.
The foregoing information is qualified in its entirety by reference to the actual terms of the Joll, Carson and Stuart Employment Agreements attached hereto as Exhibits 10.8 through 10.10 and which are incorporated herein by reference.

On December 22, 2010, the Company’s Board adopted a non-qualified stock option plan to be effective December 23, 2010 under which eligible (i) “officers” within the meaning of Section 16 of the Securities Exchange Act of 1934, (ii) directors and (iii) employees, consultants and advisors who qualify as “accredited” within the meaning of Rule 501 under the Securities Act of 1933 may be provided with incentives to continue in the Company’s employ or service and the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company (the “2010 Non-Qualified Plan”). The 2010 Non-Qualified Plan permits the granting of non-incentive stock options, and the aggregate number of shares of Common Stock that may be issued under such stock options granted under the 2010 Non-Qualified Plan is 18,500,000 shares. The Compensation Committee of the Company’s Board administers the 2010 Non-Qualified Plan and may adjust the number of shares described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2010 Non-Qualified Plan. If any shares of the Company’s Common Stock subject to any stock option are forfeited or are reacquired by the Company, or if any stock option terminates without the delivery of any shares, the shares previously set aside for such stock options will be available for future option grants under the 2010 Non-Qualified Plan. In addition, shares used by optionees as payment of the exercise price of a stock option or in satisfaction of the tax obligations relating to a stock option will be available again for option grants under the 2010 Non-Qualified Plan. The holder of an option will be entitled to purchase a number of shares of the Company’s Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The exercise price per share under any stock option will be determined by the Compensation Committee and may not be less than the fair market value on the date of grant of such option. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. The term of the options will not be longer than ten years and the shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. If, after the earlier of the initial vesting date and the date of the option agreement, the optionee ceases to be an employee or provide service by reason of ordinary retirement prior to the vesting of the option, then the vesting of the option will accelerate in full as of such date of ordinary retirement, which means the retirement of the optionee on a date upon which, if the optionee is an employee, the sum of the optionee's age and number of years of employment with the Company equals or exceeds eighty-five (85) years or, if the optionee is a non-employee director, the number of years of service to the Company exceeds five (5) years. The Company receives no payment for the grant of an option. Upon cessation of service, the optionee will have a specified period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares, as determined by the Compensation Committee. Unless earlier discontinued or terminated by the Board, the 2010 Non-Qualified Plan will expire on the tenth anniversary of its adoption. No options may be granted after that date. However, unless otherwise expressly provided in an applicable option agreement, any option granted under the 2010 Non-Qualified Plan prior to expiration may extend beyond the end of such period through the option’s normal expiration date. The Board may amend, alter or discontinue the 2010 Non-Qualified Plan at any time. The Compensation Committee may permit accelerated vesting of an option upon the occurrence of certain events, including a change in control, regardless of whether the option is assumed, substituted or otherwise continued in effect by the successor corporation. The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company. Unless otherwise provided by the Compensation Committee, options under the 2010 Non-Qualified Plan may only be transferred by will or by the laws of descent and distribution. Under the 2010 Non-Qualified Plan, the Compensation Committee may permit participants exercising options, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of the Company’s Common Stock (either shares received upon the exercise of the option or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

Effective as of the first day following the closing of the first tranche of the Financing, stock options for 18,500,00 shares under the 2010 Non-Qualified Plan and 1,000,000 shares under the Company’s existing 2006 Omnibus Incentive Plan were granted as follows, for services to be rendered after such date: Bill Joll was granted a ten year option to purchase 5,000,000 shares, John Carson was granted a ten year option to purchase 4,000,000 shares, John Stuart was granted a ten year option to purchase 4,000,000 shares, John Leon was granted a ten year option to purchase 2,000,000 shares, Peter Kenefick was granted a ten year option to purchase 2,000,000 shares, and Messrs. Dumont, Johnson, Kelly, Ragano and Richards were granted, in the aggregate, ten year options to purchase 2,500,000 shares (or 500,000 shares each). For Mr. Joll, 2,000,000 shares will be immediately vested, with the balance vesting in 36 monthly installments thereafter. For Messrs. Carson and Stuart, 2,000,000 shares will vest on the earlier of (the “Initial Vesting Date”): (a) July 10, 2012 or (b) the satisfaction or waiver of the compensation restrictions set forth in the Looney Note, with the balance vesting in 24 equal monthly installments after the Initial Vesting Date. For Messrs. Kenefick and Leon, 25% of the shares will vest one year after the grant date, with the balance vesting in 36 equal monthly installments thereafter. Other vesting terms for Messrs. Joll, Carson and Stuart are as set forth in the Joll, Carson and Stuart Employment Agreements and applicable stock option agreements.
The information set forth above is qualified in its entirety by reference to the actual terms of the 2010 Non-Qualified Plan and Employment Agreements attached hereto as Exhibits 10.8 through 10.11 and which are incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On December 22, 2010, the Company’s Board approved and amendment and restatement of Section 9 of Article II and Section 2 of Article III of the Company’s Amended and Restated By-laws (the “Bylaw Amendments”). The Bylaw Amendments became effective on December 22, 2010. The Bylaw Amendments (i) eliminate supermajority vote requirements with respect to specified matters and (ii) increase the fixed number of directors from nine to ten. The vote requirements eliminated by the Bylaw Amendments had provided that the Company could merge into or consolidate with any corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of only with the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares entitled to vote thereon.
The information set forth above is qualified in its entirety by reference to the actual text of the Bylaw Amendments attached hereto as Exhibit 3.1 and which is incorporated herein by reference.
In order to facilitate conversions of the Notes and Milestone Notes, the Company’s Board also approved on December 22, 2010 an amendment and restatement of the first paragraph of Article IV of the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock of the Company from 150,000,000 shares to 500,000,000 shares and to correspondingly increase the total capital stock of the Company. Such amendment and restatement of the Certificate of Incorporation will become effective only upon approval of the same by the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amendment of Section 9 of Article II and Section 2 of Article III of the Amended and Restated By-laws of the Company.

10.1	Securities Purchase Agreement dated December 23, 2010 between the Company and Costa Brava and Griffin

10.2	Form of 12% Subordinated Secured Convertible Note issued by the Company to Costa Brava and Griffin on December 23, 2010

10.3	Security Agreement dated December 23, 2010 between the Company and Costa Brava as representative of the Note holders

10.4	Stockholders Agreement dated December 23, 2010 between the Company and Costa Brava and Griffin

10.5	Voting Agreement dated December 23, 2010 among the Company, the Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan, Costa Brava and Griffin

10.6	Form of Indemnification Agreement for directors designated by Costa Brava and Griffin

10.7	Settlement Agreement and Release between the Company and FirstMark

10.8	Employment Agreement dated December 23, 2010 between the Company and Bill Joll

10.9	Employment Agreement dated December 23, 2010 between the Company and John Carson

10.10	Employment Agreement dated December 23, 2010 between the Company and John Stuart

10.11	2010 Non-Qualified Stock Option Plan

10.12	Form of Subscription Agreement for Bridge Notes

10.13	Form of Bridge Note

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)
Dated: December 29, 2010	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer